Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated May 27, 2024, with respect to the financial statements of Nisus Australia Pty Limited and Nisus Payroll Australia Pty Limited contained in this Registration Statement on Form F-4. We consent to the use of the aforementioned report in this Registration Statement on Form F-4, and to the use of our name as it appears under the caption “Experts.”

AICPA Membership No. 402307223

Bella Vista, NSW

September 30 2024